EXHIBIT 99.4

Standard Pacific Corp.

Share Award Agreement

This Share Award Agreement (this “Agreement”) has been entered into as of this      day of                      200   (the “Effective Date”) by and between Standard Pacific Corp. (the “Corporation”) and «Full_Name» (the “Executive”). All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Standard Pacific Corp.                      Plan (the “Plan”).

1. Award.

(a) Award. Pursuant to Section _ of the Plan, the Compensation Committee of the Corporation’s Board of Directors or the Board of Directors hereby grants to Executive a stock award (the “Award”) of              shares of common stock of the Corporation (the “Shares”). The actual number of Shares being issued to Executive pursuant to the Award, following the reduction described in Section 1(b) below, is                      (the “Issued Shares”).

(b) Tax Withholding Reduction. The actual number of Shares of common stock being issued to Executive pursuant to the Award has been reduced by              Shares (the “Withheld Shares”), which have a cash value approximately equal to the amount the Company is required to withhold and pay over to governmental entities for Executive’s account (the “Tax Withholding Obligation”) to satisfy applicable federal (including any social security tax obligation), state, local and other withholding obligations (except that, for purposes of federal and state income tax, the withholding obligation has been deemed to be the highest federal and state marginal tax rate irrespective of the actual withholding obligation). The cash value per Share of the Withheld Shares is the closing price of the Corporation’s common stock on the Effective Date. To the extent the value of the Withheld Shares exceeds Executive’s tax withholding obligation (due to rounding up), the Corporation shall pay such excess cash to Executive through payroll or otherwise as soon as practicable.

(c) Deferred Compensation Election. Notwithstanding the foregoing, pursuant to the terms of the Corporation’s              Deferred Compensation Plan (“Deferral Plan”), Executive may be offered an opportunity to elect to defer receipt of all or any portion of the Shares (in accordance with the procedures and timeline established by the Company for electing deferral under the Deferral Plan); provided, that, Executive’s initial deferral under the Deferral Plan with respect to the Shares must be for a period of at least two (2) years from the Effective Date. When Executive becomes eligible to receive the deferred Shares pursuant to the terms of the Deferral Plan, the Corporation shall have the option (in the Corporation’s sole discretion) to either issue the deferred Shares to the Executive or pay to Executive an equivalent amount in cash. Executive acknowledges that if he or she elects to defer receipt of the Shares as contemplated by this Section 1(c), he or she will not have any rights as a stockholder of the Corporation but will be credited an amount equal to the amount of any dividends that would have been paid had Executive elected to receive the Shares.

2. Vesting of Shares. The Shares shall be fully vested immediately upon issuance.

3. Restrictions on Resale. The Executive may not transfer the Shares until the earlier of (a) the first anniversary of the Effective Date or (b) the date the Executive’s employment with the Corporation terminates for any reason or no reason. The Corporation may impose the following restrictions, conditions and limitations to the timing and manner of any resales by the Executive or other subsequent transfers by the Executive of any Shares: (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Executive and other security holders and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Executive hereby acknowledges that, to the extent he or she is an “affiliate” of the Corporation (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the Shares are subject to, and the certificates representing the Shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144), and the Executive hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Corporation may require in connection with such restrictions including, without limitation, obtaining a legal opinion, in a form satisfactory to the Corporation, that such Shares will not be transferred other than in compliance with all applicable securities laws and regulations.

4. Escrow of the Shares. Following issuance, the Shares will be held by the Corporation or its agent pending release following expiration of the restriction on resale set forth in the first sentence of Section 3.

5. Disputes. The Corporation’s goal is to quickly resolve any disputes that may arise with its employees. Therefore, the Executive and the Corporation agree that all disputes, disagreements, claims or controversies which relate in any manner to this Agreement shall be resolved exclusively by final and binding arbitration before a single arbitrator who is a retired judge in accordance with the then existing Rules and Procedures of JAMS/Endispute (or, if JAMS/Endispute does not offer arbitration services in the applicable jurisdiction, in accordance with the then existing Rules and Regulations of the American Arbitration Association). The parties shall pay their own costs of arbitration; provided, however, that the Corporation shall pay the costs of arbitration if it is required to do so to make this arbitration provision enforceable. Any request for arbitration must be made within one-year of the date on which the dispute first arose (unless a longer period of time is required by law), or any right to bring a claim (in arbitration or otherwise) with respect to such dispute will be deemed waived by both parties. The parties shall be entitled to conduct adequate discovery and to obtain all remedies available to the parties as if the matter had been tried in court. The arbitrator shall issue a written decision which provides the findings and conclusions on which the award is based. The decision of the arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction.

6. Plan and Other Agreements. The provisions of the Plan are incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan controls. This Agreement and the Plan constitute the entire understanding between the Executive and the Corporation regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

7. Stockholder Rights. Except as set forth herein, following the issuance of any Shares to Executive (but excluding any shares deferred pursuant to Section 1(c) above) and during the period prior to the lapse of the restrictions on resale of the Shares, Executive will have all of the rights of a stockholder of the Corporation, including, without limitation, the right to vote and to receive all dividends or other distributions with respect to the Shares.

8. Not a Contract for Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant to the Plan shall (a) confer upon the Executive any right to continue in the employ of the Corporation or any of its subsidiaries, (b) affect the right of the Corporation and each of its subsidiaries to terminate the employment of the Executive, with or without cause, or (c) confer upon the Executive and right to participate in any employee welfare or benefit plan or other program of the Corporation or any of its subsidiaries other than the Award under the Plan. The Executive hereby acknowledges and agrees that the Corporation and each of its subsidiaries may terminate the employment of the Executive at any time and for any reason, or for no reason, unless the Executive and the Corporation or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

9. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Corporation to:	Standard Pacific Corp. 15326 Alton Parkway Irvine, California 92618 Attention: Secretary Facsimile No.: (949) 789-1608

If to the Executive, to the address or fax number set forth below the Executive’s signature on this Agreement.

10. Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

11. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement including, without limitation, delivery of such duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as such other party may reasonably request.

12. Binding Effect; Counterparts. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

STANDARD PACIFIC CORP.

By:
Name:	_________________
Title:	_________________

EXECUTIVE

Signature:
Name:	«Full_Name»
Address:	«Home_Address»

Facsimile No.:	«Fax_No»